                                                                    EXHIBIT 10.3

                    _______________________________________

                           ASSET PURCHASE AGREEMENT


                             DATED OCTOBER 21, 1997


                                 BY AND BETWEEN


                          MJ CELLULAR COMPANY, L.L.C.,

                        PRICE COMMUNICATIONS CORPORATION

                                      AND

                      PRICE COMMUNICATIONS WIRELESS, INC.


                    _______________________________________

                               TABLE OF CONTENTS

RECITALS........................................................................ 1
SECTION 1. DEFINITIONS.......................................................... 1
SECTION 2. PURCHASE OF ASSETS; CONSIDERATION.................................... 8
              2.1  PURCHASE OF ASSETS........................................... 8
              2.2  PURCHASE PRICE............................................... 8
              2.3  PAYMENT OF PURCHASE PRICE.................................... 8
              2.4  ADJUSTMENTS TO PURCHASE PRICE................................ 8

SECTION 3. ASSUMPTION OF OBLIGATIONS............................................10
              3.1  ASSUMPTION OF OBLIGATIONS....................................10
              3.2 LIMITATION....................................................10

SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER.............................11
              4.1  AUTHORITY....................................................11
              4.2  AUTHORIZATION AND BINDING OBLIGATION.........................11
              4.3  ABSENCE OF CERTAIN CHANGES OR EVENTS.........................11
              4.4  SUFFICIENCY OF ASSETS........................................12
              4.5  NO CONFLICT OR VIOLATION.....................................13
              4.6  CONSENTS.....................................................13
              4.7  GOVERNMENTAL AUTHORIZATIONS..................................13
              4.8  SELLER QUALIFICATIONS........................................14
              4.9  REAL PROPERTY................................................14
              4.10  PERSONAL PROPERTY...........................................15
              4.11 SUBSCRIBERS AND SUPPLIERS....................................15
              4.12  RESALE AND ROAMING AGREEMENTS...............................15
              4.13  FINANCIAL STATEMENTS........................................16
              4.14  CONTRACTS...................................................16
              4.15  INTANGIBLES.................................................16
              4.16  TAXES.......................................................17
              4.17  INSURANCE...................................................18
              4.18  LABOR MATTERS...............................................18
              4.19  EMPLOYEE BENEFIT PLANS......................................19
              4.20  TRANSACTIONS WITH CERTAIN PERSONS...........................19
              4.21  LITIGATION..................................................19
              4.22  COMPLIANCE WITH LAWS........................................19
              4.23  BANKRUPTCY..................................................20
              4.24  ENVIRONMENTAL AND SAFETY COMPLIANCE.........................20
              4.25  BROKER......................................................21
              4.26  NO OTHER AGREEMENT TO SELL..................................21
              4.27  BOOKS AND RECORDS...........................................21
              4.28  ACCOUNTS RECEIVABLE.........................................21

              4.29    CURE......................................................21
SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER..............................22
              5.1     ORGANIZATION, STANDING AND AUTHORITY......................22
              5.2     AUTHORIZATION AND BINDING OBLIGATION......................22
              5.3     NO CONFLICT OR VIOLATION..................................22
              5.4     CONSENTS..................................................22
              5.5     BUYER QUALIFICATIONS......................................23
              5.6     LITIGATION................................................23
              5.7     COMPLIANCE WITH LAWS......................................23
              5.8     BANKRUPTCY................................................23
              5.9     BROKER....................................................23
              5.10    FINANCIAL CAPABILITY......................................23

SECTION 6. COVENANTS OF SELLER..................................................23
              6.1  PRE-CLOSING COVENANTS........................................23
              6.2 CLOSING COVENANT..............................................26

SECTION 7. CLOSING COVENANTS OF BUYER...........................................26
              7.1  PRE-CLOSING COVENANTS........................................26
              7.2  CLOSING COVENANT.............................................27

SECTION 8. SPECIAL COVENANTS AND AGREEMENTS.....................................27
              8.1   FCC CONSENT.................................................27
              8.2   OTHER CONSENTS..............................................27
              8.3   COOPERATION.................................................28
              8.4   HSR FILINGS.................................................28
              8.5   NOTIFICATION OF CERTAIN MATTERS.............................28
              8.6   EMPLOYEES...................................................28
              8.7   SCHEDULE REVISION...........................................29
              8.8   NON-COMPETE ................................................29

SECTION 9. CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER........................29
              9.1   CONDITIONS TO OBLIGATIONS OF BUYER..........................29
              9.2   CONDITIONS TO OBLIGATIONS OF SELLER.........................32

SECTION 10. CLOSING; CLOSING DELIVERIES.........................................33
              10.1 CLOSING; TERMINATION.........................................33
              10.2 DELIVERIES BY SELLER.........................................33
              10.3 DELIVERIES BY BUYER..........................................34
              10.4 FORM OF INSTRUMENTS..........................................35

SECTION 11. ACTIONS BY SELLER AND BUYER AFTER THE CLOSING.......................35
              11.1   TAX MATTERS; PAYMENTS OF DEBTS AND LIABILITIES.............35
              11.2   CLOSING FINANCIAL STATEMENTS...............................36

              11.3   SERVICES AGREEMENTS........................................36
SECTION 12. TERMINATION.........................................................36
SECTION 13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND
            INDEMNIFICATION.....................................................37
              13.1   REPRESENTATIONS AND WARRANTIES.............................37
              13.2   INDEMNIFICATION BY SELLER..................................37
              13.3   INDEMNIFICATION BY BUYER...................................37
              13.4   LIMITATION OF DAMAGES......................................38
              13.5   PROCEDURE FOR INDEMNIFICATION..............................38

SECTION 14.  REMEDIES...........................................................39
              14.1   BY SELLER..................................................39
              14.2   BY BUYER...................................................39
              14.3   GENERALLY..................................................39
              14.4   SPECIFIC PERFORMANCE.......................................39

SECTION 15.  ARBITRATION........................................................39

SECTION 16.  MISCELLANEOUS......................................................40
              16.1   ALLOCATION OF PURCHASE PRICE...............................40
              16.2   FEES AND EXPENSE...........................................40
              16.3   NOTICES....................................................41
              16.4   FURTHER ASSURANCES.........................................41
              16.5   GOVERNING LAW..............................................41
              16.6   HEADINGS...................................................41
              16.7   GENDER AND NUMBER..........................................41
              16.8   ENTIRE AGREEMENT...........................................41
              16.9   SEVERABILITY...............................................42
              16.10  BENEFIT AND ASSIGNMENT.....................................42
              16.11  CONFIDENTIAL INFORMATION...................................42
              16.12  COUNTERPARTS...............................................42
ATTACHMENTS
     SELLER'S DISCLOSURE SCHEDULE
     ANNEX I - CONSULTING AGREEMENT
     ANNEX II - OPERATING AGREEMENTS AND ADDENDA


                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of October 21, 1997 by and between MJ CELLULAR COMPANY, L.L.C., a Delaware limited LIABILITY COMPANY, ("Buyer") and PRICE COMMUNICATIONS CORPORATION, a New York Corporation, PRICE COMMUNICATIONS WIRELESS, INC., a Delaware Corporation ("Seller").

                                    RECITALS
                                    --------

        WHEREAS, Seller, through its subsidiary Price Communications Wireless II, Inc. ("PCW"), holds a license bearing the call sign KNKN664 issued by the Federal Communications Commission to operate the non-wireline cellular radio telephone system in the Georgia 1 - Whitfield Rural Service Area (Market No. 0371-A) (the "System");

        WHEREAS, Seller, through its subsidiary Palmer Wireless Holdings, Inc. ("PWH"), holds the microwave licenses bearing the call signs WMN442, WMN443 and WMS755 issued by the FCC to operate the System;

        WHEREAS, Seller desires to sell and Buyer wishes to buy, on the terms and conditions set forth in this Agreement, the Assets of Seller identified herein which are used or useful in the operation of the System;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SECTION 1. DEFINITIONS.
           -----------

        The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

        "Assets" means all of Seller's right, title and interest in all of the
         ------
tangible and intangible assets, real, personal or mixed, now owned or held by Seller or hereafter acquired by Seller on or prior to the Closing Date and used or useful in or necessary for the operation of the System, other than the Excluded Assets but otherwise including, without limitation, the Real Property, the Personal Property, the Contracts, the Governmental Authorizations, the Intangibles, the Books and Records, the accounts receivable, the Subscriber Agreements and all cash and other current assets, as reflected in the Financial Statements.

"Assignment Application" shall have the meaning assigned to it in Section 8.1.
 ----------------------

        "Balance Sheet Date" means September 30, 1997.
         ------------------

        "Benefit Arrangement" means any employment, consulting, severance or
         -------------------
other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which:

     (A) is not a Welfare Plan, Pension Plan or Multi-employer Plan,

     (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by Seller or its ERISA Affiliate or under which Seller or its ERISA Affiliate may incur any liability, and

     (C) covers any employee or former employee of Seller or its ERISA Affiliate (with respect to their relationship with such entities).

        "Books and Records" means all of the books and records of Seller
         -----------------
pertaining to the operation and maintenance of the System, other than the Excluded Assets but otherwise including without limitation, (i) books and records relating to the purchase of materials and supplies, invoices, customer lists, supplier lists, personnel records, billing records and subscriber information, (ii) public file materials, logs and engineering records, (iii) plans, diagrams, blueprints, schematics, filings with governmental agencies and executed copies of Contracts, Subscriber Agreements and maintenance records.

        "Business Days" means all days except Saturday, Sunday and the holidays
         -------------
recognized by the U.S. Government for its employees.

        "Cell Site" means a location that contains, among other things, a low-
         ---------
power transmitter-receiver that communicates by radio signal with cellular telephones located in the Market.

        "Claimant" means a party claiming indemnification pursuant to Section
         --------
13.

        "Closing" means the consummation of the transactions contemplated in
         -------
this Agreement in accordance with this Agreement.

        "Closing Financial Statements" means the balance sheet and the related
         ----------------------------
statements of income for the System as of, and for the period ended on, the Closing Date, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and presenting fairly the assets, liabilities and financial position of the System as of the Closing Date and the results of operations for the period then ended.

        "Closing Date" means the date on which the Closing occurs, as determined
         ------------
pursuant to Section 10.1(a).

        "Closing Net Current Asset Payment" shall have the meaning assigned to
         ---------------------------------
it in Section 2.4(a).

        "Code" means the Internal Revenue Code of 1986, as amended, and the
         ----
regulations promulgated thereunder.

        "Communications Act" means the Communications Act of 1934, as amended,
        ------------------
and the regulations promulgated thereunder.

        "Consents" means the FCC Consent, the filings required under the HSR
         --------
Act, and the other consents, waivers, permits, and approvals of third parties, including without limitation governmental authorities, necessary to transfer the Assets to Buyer or otherwise to consummate the transactions contemplated hereby, which Consents are set forth in Seller's Disclosure Schedule.

        "Consulting Agreement" shall mean that certain agreement between Buyer
        ---------------------
and PWH for advice and management expertise regarding the general operating, billing and switching services for the System, to be executed on the date of Closing of the transaction contemplated by this Agreement.

        "Consulting Fee" means the consideration for PWH's services pursuant to
         ----------------
the Consulting Agreement, which shall be One Million Dollars ($1,000,000) paid by Buyer to Seller on the Closing Date.

        "Contracts" means all contracts, leases (for real or personal property),
         ---------
non-governmental licenses, commitments, understandings and other agreements, including any amendments or other modifications thereto, to which Seller is a party, that relate to the operation of the System, including those described in Sellers Disclosure Schedule, together with any additions thereto between the date hereof and the Closing Date, but excludes Subscriber Agreements, Employment Agreements and Excluded Assets.

        "Effective Time" means 12:01 a.m., Washington, D.C. time, on the
         --------------
Closing Date.

        "Employment Agreements" shall have the meaning assigned to it in
         ---------------------
Section 4.18.

        "Employee Plans" means all Benefit Arrangements, Multi-employer Plans,
         --------------
Pension Plans and Welfare Plans, which Employee Plans are set forth in Seller's Disclosure Schedule.

        "Encumbrance" means any conditional sales contract (except for the sale
         -----------
of cellular telephone service), claim, lien, pledge, option, charge, easement, security interest, mortgage, deed of trust, right-of-way, encumbrance or adverse interest of any kind or character, other than Permitted Encumbrances, relating to the System.

        "Environmental Laws" shall have the meaning assigned to it in Section
        ------------------
4.24.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as
         -----
amended, and the regulations promulgated thereunder.

        "ERISA Affiliate" means any entity which is (or at any relevant time
        ---------------
was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an 'affiliated service group' with Seller as defined in Sections 413(b), (c), (m), or (o) of the Code.

        "Excluded Assets" means the following assets of Seller which are
         ---------------
retained by Seller and are not being sold or assigned to Buyer hereunder:

         (a) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, tax payer and other identification numbers, seals, minute books, stock transfer books, stock certificates (including blanks), and other documents relating to the organization, maintenance, and existence of Seller as a corporation ;

          (b) any of the rights of Seller under this Agreement and other documents executed by the parties as contemplated herein or under any other agreement between Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement; and

          (c) the mobile telephone switching office ("MTSO") including but not limited to all software, short message service, voicemail, MDS, and the equipment associated therewith located in Columbus, Georgia and Fort Myers, Florida.

        "FCC" means the Federal Communications Commission.
         ---

        "FCC Authorizations" means those authorizations issued by the FCC to
         ------------------
operate the non-wireline cellular radio telephone system for the Market, which FCC Authorizations are set forth in Seller's Disclosure Schedule.

        "FCC Consents" means actions by the FCC granting its consent to the
         ------------
consummation of the transactions contemplated by this Agreement.

        "Final Order" means a written action or order issued by the FCC or other
         -----------
governmental authority (A) which has not been reversed, stayed, enjoined, set aside, annulled, or suspended and (B) with respect to which (i) no requests have been filed and are still pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC or other governmental authority to set aside the action on its own motion have expired, (ii) in the event of review, reconsideration, or appeal, the time for further review, reconsideration, or appeal has expired, and
(iii) in the event of a stay, such stay has been dismissed and the time for review, reconsideration or appeal thereof has expired.

        "Financial Statements" means the balance sheets as of September 30,
         --------------------
1997, and December 31 of 1996 and 1995, and related statements of income, of Seller for the System as of and for the period ending September 30, 1997 and the twelve month periods ended as of December 31, 1996 and 1995, all of which are contained in Seller's Disclosure Schedule.

        "FTC" means the Federal Trade Commission.
         ---

        "Governmental Authorizations" means all licenses, permits, franchises,
         ---------------------------
and other authorizations issued by federal, state, or local governmental authorities in connection with the operation of the System (including the FCC Authorizations), and all applications for modification, extension or renewal thereof, which Governmental Authorizations are set forth in Seller's Disclosure Schedule.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
         -------
1976, as amended.

        "Indemnitor" means a party from whom indemnification is claimed
        ----------
pursuant to Section 13 hereof.

        "Intangibles" means any and all copyrights, trademarks, trade names,
         -----------
patents, permits, privileges, proprietary information, technical information and licenses, data, machinery and equipment warranties, customer lists, and other intangible property rights and interests applied for, issued to, or owned by Seller or under which Seller is licensed or franchised and used or useful in the operation of the System, other than Excluded Assets but otherwise including without limitation those listed in Seller's Disclosure Schedule, together with any additions thereto between the date hereof and the Closing Date.

        "Liabilities" means liabilities, obligations or commitments of any
         -----------
nature, absolute, accrued, contingent or otherwise, known or unknown, whether matured or unmatured, as reflected on the Financial Statements.

        "Market" means the Georgia 1 - Whitfield Rural Service Area (Market No.
         ------
 0371-A), as defined by the FCC.

        "Multi-employer Plan" means any "multi-employer plan," as defined in
         -------------------
Sections 4001(a)(3) or (3)(37) of ERISA, (A) which Seller or its ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which Seller or its ERISA Affiliate may incur any liability and (B) which covers any employee or former employee or Seller or its ERISA Affiliate (with respect to their relationship with such entities).

        "Net Current Assets" means current assets less current liabilities to be
         ------------------
assigned by Seller and assumed by Buyer hereunder, determined in accordance with generally accepted accounting principles.

        "Pension Plan" means any "employee pension benefit plan" as defined in
         ------------
Section 3(2) of ERISA (other than a Multi-employer Plan) (A) which Seller or its ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which Seller or its ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of Seller or its ERISA Affiliate (with respect to their relationship with such entities).

        "Permitted Encumbrances" means any liens for Taxes, assessments, or
         ----------------------
other governmental charges or levies that are not yet due and payable or which are being contested in good faith in appropriate proceedings.

        "Person" means any person or entity, whether an individual, trustee,
         ------
corporation, general partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

        "Personal Property" means any and all machinery, equipment, radios,
         -----------------
transmitters, towers, antennas, lines, switching equipment, test equipment, cellular telephone inventory, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, and other tangible personal property owned or held by Seller and used or useful in the operation of the System, other than Excluded Assets, but otherwise including without limitation the property identified and described as part of the Personal Property in Seller's Disclosure Schedule, together with any additions thereto between the date hereof and the Closing Date.

        "Pollutant" shall mean any hazardous or toxic substances, including
         ---------
without limitation, petroleum products or by-products, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, asbestos, PCBs, phosphates, lead or other heavy metals, chlorine, radon gas, "hazardous substance", as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), "hazardous material" as defined in the Hazardous Materials Transportation Act, as amended, "hazardous waste" as defined in the Resource

Conservation and Recovery Act, as amended, and regulations adopted and publications promulgated pursuant to said laws.

        "Pro-forma Closing Balance Sheet" shall have the meaning assigned to
         -------------------------------
it in Section 2.4(a).

        "Real Property" means all real estate and all interests in real
         -------------
property, including all fee interests, all leaseholds, easements, licenses, rights to access, and rights of way, and all improvements thereon, owned or held by Seller and used or useful in the operation of the System, which Real Property is identified and described in Seller's Disclosure Schedule, together with any additions thereto between the date hereof and the Closing Date.

        "Real Property Leases" shall have the meaning assigned to it in Section
        ---------------------
 4.9.
        "SEC" means the Securities and Exchange Commission.
         ---

        "Seller's Disclosure Schedule" means Seller's Disclosure Schedule,
         ----------------------------
attached hereto and incorporated herein by reference.

        "Subscriber Agreements" means Seller's agreements for the provision of
         ---------------------
cellular telephone service and/or cellular telephone equipment to end users.

        "System" means the non-wireline cellular radio telephone system that is
         ------
operated by Seller in the Market.

        "Taxes" means all taxes, charges, fees, levies or other assessments,
         -----
including without limitation, income, excise, use, transfer, payroll, occupancy, property, sales, franchise, unemployment and withholding taxes, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, and any assessments against the Real Property, together with any interest, penalties or additional taxes attributable to such taxes and other assessments.

        "Termination Notice" means written notice of the termination of this
         ------------------
Agreement in accordance with the provisions of Section 12.

        "To Seller's knowledge" or "to the best of Seller's knowledge" means
         ---------------------      ---------------------------------
the actual knowledge of Seller and all employees and agents of Seller.

        "Welfare Plan" means any "employee welfare benefit plan" as defined in
        -------------
Section 3(l) of ERISA, (A) which Seller or its ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which Seller or its ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of Seller or its ERISA Affiliate (with respect to their relationship with such entities).

SECTION 2. PURCHASE OF ASSETS: CONSIDERATION.
           ----------------------------------

     2.1       Purchase of Assets.  Subject to the terms and conditions set
               ------------------
forth herein, on the Closing Date, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase from Seller, all of the Assets (including but not limited to accounts receivable) free and clear of all Encumbrances. Seller will retain, and Buyer will not purchase, the Excluded Assets.

     2.2       Purchase Price.  Subject to adjustment as provided in Section 2.4
               --------------
below, the total purchase price (the "Purchase Price") to be paid for the Assets and the Noncompetition Agreements shall be Twenty-Four Million Dollars ($24,000,000.00), of which Twenty-Three Million Nine Hundred Ninety Thousand Dollars ($23,990,000.00) shall be the consideration for the Assets and Ten Thousand Dollars ($10,000.00) shall be the consideration for the noncompetition provision of this Agreement.

     2.3       Payment of Purchase Price.  Subject to adjustment as provided in
               -------------------------
Section 2.4, Buyer shall pay to Seller at Closing the Purchase Price in immediately available U.S. funds.

     2.4  Adjustments to Purchase Price.
          -----------------------------

          (a) Net Current Assets.  The Purchase Price for the Assets shall be
              ------------------
increased or decreased, as the case may be, by the Net Current Assets as of the Closing Date (the "Net Current Asset Payment"). The parties agree, that the Net Current Assets on September 30, 1997 were Two Hundred Fifty-Five thousand
Dollars ($255,000), as established through the Financial Statements.   A payment
equal to sixty percent (60%) of the estimated Net Current Asset Payment (the "Closing Net Current Asset Payment") will be made at Closing based upon a pro-forma balance sheet prepared by Seller as of the Closing Date, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and which shall present fairly the assets, liabilities and financial position of Seller as of the Closing Date, in the format provided on Schedule 2.4(a) hereto (the "Pro-forma Closing Balance Sheet"). The actual Net Current Asset Payment will be determined pursuant to
Section 2.4(b).

          (b) Net Current Asset Payment.
              -------------------------

      At least two (2) Business Days prior to the Closing Date, Seller will provide Buyer with the Pro-forma Closing Balance Sheet and a calculation of the Closing Net Current Asset Payment, which payment, unless otherwise agreed, shall in no event exceed sixty percent (60%) of the Net Current Assets as of the then most recent month end for which a balance sheet has been prepared by Seller in good faith on a basis consistent with prior periods. The format of the line items set forth in the September 30, 1997 balance sheet, the Pro-forma Closing Balance Sheet and the closing balance sheet contained in the Closing Financial Statements (the "Closing

Balance Sheet") will be the same for purposes of the Net Current Asset Payment calculation. It is the intention of the parties that the balance sheets will be as similarly constituted as possible. For example, if a line item for Seller's prepaid legal fees is excluded on the Closing Balance Sheet and the Pro forma Closing Balance Sheet, it will also be excluded on the September 30, 1997 balance sheet for purposes of the Net Current Asset Payment calculation. Additionally, any current Liabilities that will be the responsibility of Seller to satisfy (e.g. Seller's income taxes or bulk sales taxes) will be excluded
            ----
for purposes of the Net Current Asset calculation.

     (ii) Pursuant to Section 11.2, within forty-five (45) days after the Closing Date, Seller shall provide to Buyer the Closing Financial Statements, which shall include a calculation in reasonable detail of the actual Net Current Asset Payment (the "Tentative Net Current Asset Payment"). Subject to Section 2.4(b)(iii) below, within ten (10) days after Seller's delivery of such Closing Financial Statements to Buyer, Buyer or Seller, as appropriate, shall pay the difference between the Closing Net Current Asset Payment and the Tentative Net Current Asset Payment in cash to the other party.

     (iii) If Buyer reasonably believes that the Tentative Net Current Asset Payment is incorrect, Buyer shall promptly inform Seller in writing of the disputed amount and the basis for the Buyer's dispute in reasonable detail. If Seller and Buyer do not agree on the amount of the Tentative Net Current Asset Payment within ten (10) days thereafter, Seller and Buyer, shall submit such dispute to Arthur Andersen LLP or a comparable national accounting firm with experience with cellular telephone companies, as mutually agreed upon by the parties (the "Accounting Firm"), for its independent calculation of the Net Current Asset Payment. The parties will request that the Accounting Firm provide its findings to the parties within forty-five (45) days after submission of the dispute to the Accounting Firm. The parties will have ten (10) days thereafter to solve any dispute they have with the findings of the Accounting Firm. At the end of such ten (10) day period, the Accounting Firm will provide the parties with its final decision, which decision shall be final, conclusive and binding on the parties. Within ten (10) days after receipt of such final decision, Buyer or Seller, as appropriate, shall pay the difference between the Closing Net Current Asset Payment and the Tentative Net Current Asset Payment in cash to the other party. The fees and expenses of the Accounting Firm shall be borne one-half by Buyer and one-half by Seller.

(c)   Taxes.  Except for taxes which are not yet due (for which the September 30
      -----
Financial Statement shall reflect appropriate accrued amounts) all Taxes and other assessments on the Assets which are due and payable shall be paid by Seller as of the Closing Date.

SECTION 3. ASSUMPTION OF OBLIGATIONS.
          --------------------------

     3.1       Assumption of Obligations.  Buyer shall assume and undertake to
               -------------------------
pay, satisfy or discharge only those Liabilities, obligations and commitments of Seller which are specifically disclosed on Seller's September 30, 1997 Financial Statements, including the Contracts listed on Schedule 4.14 and) the Subscriber Agreements. Buyer shall also assume and be responsible for all Liabilities arising from the ownership and use of the Assets and the operation of the System on and after the Closing Date.

     3.2       Limitation.  Except as set forth in Section 3.1 hereof, Buyer
               ----------
shall not assume, or otherwise be responsible for, any liabilities or obligations of Seller, whether actual or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, whether arising out of occurrences prior to, at or after the date hereof, which include, without limitation:

               (a) Any liability or obligation to or in respect of any employees or former employees of Seller including without limitation (i) any employment agreement, whether or not written, between Seller and any person, (ii) any liability under any Employee Plan at any time maintained, contributed to or required to be contributed to by or with respect to Seller, or under which Seller may incur liability, or any contributions, benefits or liabilities therefor, or any liability with respect to Seller's withdrawal or partial withdrawal from or termination of any Employee Plan and (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred prior to the Closing Date;

               (b) Any liability or obligation of Seller in respect of any Taxes;

               (c) Any liability arising from any injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from defects in products manufactured or from services performed by or on behalf of Seller or in connection with the ownership or operation of the System prior to the Closing Date;

               (d) Any liability or obligation of Seller arising out of or related to any action against Seller, or any action which adversely affects the Assets or the System and which shall have been asserted prior to the Closing Date, or to the extent the basis of which shall have arisen prior to the Closing Date;

               (e) Any liability or obligation of Seller resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement; and

               (f) Any liability or obligation under any Contract not listed in Seller's Disclosure Schedule.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER.
          -----------------------------------------

SELLER REPRESENTS AND WARRANTS TO BUYER AS FOLLOWS:

     4.1       Authority.  Seller is a corporation, duly organized, and validly
               ---------
existing under the laws of the State of Delaware and has the requisite corporate power and authority required to acquire, own, lease, and operate the Assets and to carry on the business of the System as is now conducted. Seller is duly qualified as a foreign corporation to do business, and is in good standing, in Georgia. Seller has the requisite power and authority to execute, deliver, and perform this Agreement and the documents contemplated hereby according to their respective terms. Seller is not a participant in any joint venture or partnership with any other Person relating to the System.

     4.2       Authorization and Binding Obligation.  Seller has taken all
               ------------------------------------
corporate action necessary to enter into this Agreement and consummate the transactions contemplated hereby and perform its obligations hereunder. This Agreement has been duly executed by Seller and constitutes a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except for the effect thereon of any applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws of public policy or policies affecting the rights of creditors generally. Each agreement executed by Seller in connection with the Closing will be duly executed and delivered by Seller and will constitute a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except for the effect thereon of any applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws of public policy or policies affecting the rights of creditors generally.

     4.3 Absence of Certain Changes or Events.  To Seller's knowledge, since the
         ------------------------------------
Balance Sheet Date there has not been any:

               (a) change in the condition (financial or otherwise) of the Assets, Liabilities, working capital, reserves, earnings, business or prospects of Seller, or the System, except for changes contemplated hereby or changes which have not, individually or in the aggregate, been material and adverse;

               (b) (i) material increase in compensation payable or to become payable to any of the employees of Seller or any bonus payment made or promised to any such employee other than in the ordinary course of business and consistent with past practices, or (ii) material change in personnel policies, insurance, retirement, health or other employee benefits or any other compensation arrangements affecting such employees;

     (c) sale, assignment or transfer of any of the Assets, singly or in the aggregate (other than in the ordinary course of business and consistent with past practice when replaced by assets of substantially equivalent value and function);

     (d) cancellation of any indebtedness or waiver of any rights of material value to Seller, except in the ordinary course of business and consistent with past practice;

     (e) amendment, cancellation or termination of any Contract, Governmental Authorization or other instrument material to Seller, or entry into any contract, lease, agreement or understanding which will, singly or in the aggregate, cause an obligation of Buyer in excess of Twenty Five Thousand Dollars ($25,000) after Closing except for entry into Subscriber Agreements in the ordinary course of business and consistent with past practice;

     (f) change in accounting methods or practices by Seller;

     (g) damage, destruction or loss not covered by insurance, materially and adversely affecting the Assets, the System or the business of Seller;

     (h) imposition of any Encumbrance on any of the Assets, that is material, singly or in the aggregate, except for Permitted Encumbrances;

     (i) agreement (whether written or oral) by Seller to do any of the foregoing (Section 4.3(a)-(h));

     (j) capital expenditures by Seller, or incurrence of an obligation to make any capital expenditures, involving payments in excess of $50,000 in the aggregate, other than as set forth in Sellers Disclosure Schedule;

     (k) amendment of Seller's Articles of Incorporation or Bylaws;

     (l) payment, discharge or satisfaction of Liabilities, other than in the ordinary course of business and consistent with past practice; or

     (m) other event or condition of any character which, in any one case or in the aggregate, has materially and adversely affected the condition (financial or otherwise) of the Assets, Liabilities, earnings, business or prospects of System.

     4.4       Sufficiency of Assets.  Other than the Excluded Assets, the
               ----------------------
Assets set forth in Seller's Disclosure Schedule constitute all of the assets, rights and properties, tangible or intangible, real or personal which are required for the operation of the System as it is presently conducted.

     4.5       No Conflict or Violation.  The execution, delivery, and
               ------------------------
performance by Seller of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby: (a) will not conflict with any provision of Seller's Articles of Incorporation or Bylaws; (b) will not conflict with or constitute a violation of any applicable statute, law, rule, code, judgment, order, ordinance, writ, injunction, regulation, decree, award or ruling of any court or other governmental instrumentality or result in an event which with notice, lapse of time or both, would result in any such conflict or violation; (c) provided the FCC Consent are obtained, will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any Contract, Governmental Authorization, or other agreement, instrument, license, or permit to which Seller is a party or by which Seller is bound or subject, which relates directly or indirectly to the System, or result in an event which with notice, lapse of time or both, would result in any such conflict, grounds, breach, default, or acceleration; and (d) will not result in the imposition of any Encumbrance upon the Assets or any restriction or charge on the System, or result in an event which with notice, lapse of time or both would result in any such imposition, restriction or charge.

     4.6       Consents.   To Seller's knowledge, except for the Consents set
               --------
forth in Seller's Disclosure Schedules and as otherwise agreed to in this Agreement, no consent, approval, permit, or authorization of, declaration to or filing or registration with any governmental or regulatory authority or any other Party (including without limitation any Consent necessary for the valid assignment of any Contract) is required to be made or obtained in connection with the execution, delivery and performance of this Agreement by Seller and the transactions contemplated hereby, including enabling Buyer to own the Assets and operate the System. Seller has timely filed with the appropriate regulatory authorities all forms, applications, notifications, or their information and payments in respect to all federal regulatory filings, including, but not limited to: (i) annual regulatory fees for cellular and microwave facilities;
(ii) FCC Form 854 registration for all towers exceeding FCC Rule Part 17 (47 C.F.R. (S) 17.7) standards; (iii) TRS Fund Payments; (iv) Universal Service Fund Worksheet (FCC Form 457); and (v) FCC Form 395/Equal Employment Opportunities.

     4.7       Governmental Authorizations.  To Seller's knowledge, Seller's
               ---------------------------
Disclosure Schedule contains a true and complete list of the Governmental Authorizations related to the System. Seller has delivered to Buyer true and complete copies of the Governmental Authorizations. Each Governmental Authorization has been validly issued to Seller or its subsidiary. To the best of Sellers knowledge, the Governmental Authorizations comprise all the licenses, permits, and other authorizations required from governmental and regulatory authorities for the lawful conduct of the operation of the System. The Governmental Authorizations are in full force and effect and are unimpaired by any acts or omissions of Seller, and are valid for the balance of the current license term, if any, applicable generally to each such Governmental Authorization. Seller has operated the System in compliance with all terms and conditions of the Governmental Authorizations and of any renewals thereof applicable to it except where the failure to so comply would not have a material adverse effect on Seller's rights to ownership and use of the Assets, or on its operation of the System. Notwithstanding the materiality provisions contained in the preceding sentence or the provisions of Section 13.2, Seller shall be responsible for any forfeitures imposed by the issuers of the Governmental Authorizations against Buyer after Closing which relate to the operation of the System prior to the Closing Date. Seller has no reason to believe that any of the Governmental Authorizations would not be renewed by the granting authority in the ordinary course. Seller or its subsidiary is the exclusive holder of the FCC Authorizations. There are no pending or, to the best of Seller's knowledge, threatened proceedings by or before the FCC which would result in the revocation, cancellation, suspension or adverse modification of the FCC Authorizations or the imposition of any forfeiture, nor to the best of Seller's knowledge are there any facts that would give rise to or form the basis for such a proceeding. Provided the FCC Consents are obtained and become Final Orders, Seller has (and on the Closing Date will have) the absolute and unrestricted right, power and authority under the Communications Act to transfer the Assets to Buyer upon consummation of the transactions contemplated hereby. To the best of Seller's knowledge, no renewal of any FCC Authorization would constitute a major environmental action under the current rules of the FCC. The FCC actions granting the current FCC Authorizations together with all underlying construction permits, are Final Orders of the FCC. Seller is not aware of any reason why (i) those of the FCC Authorizations subject to expiration would not be renewed in the ordinary course of business or (ii) any of the FCC Authorizations would be revoked. None of the Governmental Authorizations is subject to any Encumbrance, other than any liens securing Seller indebtedness, all of which liens shall be extinguished by Seller prior to or at Closing.

     4.8       Seller Qualifications.  Seller and its subsidiaries PCW and PWH
               ---------------------
are legally, technically, financially and otherwise qualified to hold the FCC Authorizations and upon obtaining the FCC Consents will be so qualified to consummate the transactions contemplated hereby.

     4.9       Real Property.  Seller's Disclosure Schedule contains a complete
               -------------
description of all of Seller's interests and rights in Real Property used or useful in the operation of the System. Seller owns one fee simple parcel on which one cell site has been constructed. Seller leases all of its other Real Property pursuant to one or more of the Contracts (the "Real Property Leases"), and each leased Cell Site that is part of the Assets is the subject of a Real Property Lease. To the best knowledge of Seller, there are no pending or threatened condemnation proceedings relating to any of the Real Property; all improvements included in the Real Property are in good operating condition with no known material defects; no improvements on any Real Property encroach upon adjoining real estate, and all such improvements are constructed in conformity with all "setback" lines, easements, and other restrictions, or rights of record, that have been established by any applicable building or safety codes or zoning ordinances. To Seller's knowledge, all towers and other structures on the Real

Property are marked in accordance with the requirements of the FCC Authorizations, the Federal Aviation Administration and all applicable state and local laws. Seller has not received any written notice for assessments for public improvements against any Real Property which remains unpaid. Except as set forth in Seller's Disclosure Schedule, Seller has not granted any oral or written lease, sublease or license granting to any Person any right to the possession, use, occupancy or enjoyment of any of the Real Property. All Real Property is supplied with utilities and other services necessary for the operation of such Real Property as currently operated. None of the Real Property is subject to any Encumbrance that could reasonably be expected to materially and adversely affect the use or usefulness of the Real Property, other than any liens securing Seller indebtedness, all of which liens shall be extinguished by Seller prior to or at Closing. Seller is not aware of any potential claim or Encumbrance that could materially and adversely affect the use or usefulness of the Real Property. Seller has delivered to Buyer true and complete copies of all Real Property Leases as an attachment to Sellers Disclosure Schedule. Seller has full legal and practical access to all Real Property. All easements, rights of way, and real property licenses relating to the Real Property Leases have been properly recorded in the appropriate public recording offices, to the extent required by law.

     4.10       Personal Property.  To Seller's knowledge  Seller's Disclosure
                -----------------
Schedule contains descriptions of all Seller's material Personal Property. Seller owns and has good title to each item of Personal Property, except for the Personal Property that is specifically identified in Seller's Disclosure Schedule as leased pursuant to one of the Contracts. None of the PersonaI Property is subject to any Encumbrance, except for any liens securing Seller indebtedness, all of which shall be extinguished by Seller prior to or at Closing. All of the Personal Property is in good operating condition and repair (ordinary wear and tear excepted), and is available for immediate use in the operation of the System. The Personal Property is sufficient to permit the System to operate in all material respects in accordance with the terms of the FCC Authorizations.

     4.11       Subscribers and Suppliers.  Copies of all unexpired Subscriber
                -------------------------
Agreements are contained in Seller's Books and Records. As of the Balance Sheet Date, Seller had approximately Three Thousand Seven Hundred and Fourteen (3,714) subscriber accounts, each telephone number being a separate account. Except as set forth in Seller's Disclosure Schedule, Seller has not entered into any Subscriber Agreements outside the ordinary course of business or for consideration other than cash. In addition, Seller agrees that, commencing on the date hereof and through the Closing Date, Buyer is entitled to request that Seller make certain adjustments to Seller's marketing plan. Buyer shall submit such suggestions in writing to Seller not later than November 7, 1997. Seller agrees to implement these recommendations, to the extent that they are deemed prudent, and Buyer agrees to compensate Seller for the costs incurred in implementing such adjustments to the marketing plan (the "Additional Marketing Costs"). Seller shall advise Buyer in writing, not later than November 17, 1997, of the extent of such adjustments and shall provide a written estimate of the Additional Marketing Costs. Seller shall update the estimate of

Additional Marketing Costs in writing every thirty (30) days. Buyer agrees to credit, as an asset of the Seller, the Additional Marketing Costs as part of the calculation of the Net Current Asset Payment, defined in Section 2.4 hereof.

     4.12       Resale and Roaming Agreements.  Seller is not a party to any
                -----------------------------
Resale Agreements. Seller's Disclosure Schedule contains a list of (i) all carriers with which Seller has roaming agreements and (ii) all special wholesale and retail rates relating thereto.

     4.13       Financial Statements.  The Financial Statements are contained in
                --------------------
Seller's Disclosure Schedule. To Seller's knowledge, the Financial Statements, the Pro forma Closing Balance Sheet and the Closing Financial Statements do and will, as appropriate, fairly present the Assets, Liabilities and financial condition and results of the System's operations indicated in accordance with generally accepted accounting principles consistently applied, subject to normal year-end adjustments in the case of any interim financial statements.

     4.14       Contracts.  The Contracts listed in Seller's Disclosure Schedule
                ---------
comprise substantially all of Seller's Contracts (including Real Property Leases). Seller has delivered to Buyer true and complete copies of all such Contracts, together with all amendments and extensions to date. To Seller's knowledge, all such Contracts are in full force and effect, are valid, binding, and enforceable in accordance with their terms, are paid currently, and have not been materially impaired by any acts or omissions of Seller. Except as set forth in Seller's Disclosure Schedule, no material Contract requires the consent of any other contracting party to the transactions contemplated by this Agreement. To Seller's knowledge, there is not under any Contract, any material default by any party thereto or any event that, after notice or lapse of time or both, would constitute such a material default. Seller is not aware of any intent by any party to any Contract to terminate or amend the terms thereof, to refuse to renew the Contract upon expiration of its term, or to renew the Contract upon expiration only on terms and conditions that could be less advantageous to the System than those currently pertaining. To Seller's knowledge, the Contracts contain all the relevant financial and business terms related to the System, the Assets, and the Liabilities.

     4.15       Intangibles.  Seller's Disclosure Schedule contains a true and
                -----------
complete list of all Seller's Intangibles, all of which are valid, in good standing, and uncontested. Except as set forth in Seller's Disclosure Schedule, Seller has no licenses granted by or to it or any other agreements to which it is a party, relating in whole or in part to any of the Intangibles. Seller owns and has good title to the Intangibles. None of the Intangibles is subject to any Encumbrance, except for any liens securing Seller indebtedness, all of which liens shall be extinguished by Seller prior to or at Closing. Seller has delivered to Buyer copies of all documents establishing the Intangible. To the best of Seller's knowledge, Seller is not infringing upon or otherwise acting adversely to any trademarks, trade names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other Person or Persons, and there is no claim or action pending, or to the best of Seller's knowledge, threatened with respect thereto. Except as set forth in Seller's Disclosure Schedule, no Person has a right to receive a royalty or similar payment in respect of any Intangibles.

     4.16 Taxes.
          -----

          (a) Filing of Tax Returns.  Seller has timely filed with the
              ---------------------
appropriate taxing authorities all returns (including without limitation information returns and other material information) in respect to all taxes and other assessments and levies (including all interest and penalties), in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date unless otherwise contested in good faith by Seller with notice thereof being given to Buyer. The tax returns and other information filed are complete and accurate in all material respects. Except as set forth in Seller's Disclosure Schedule, Seller has not requested any extension of time within which to file tax returns (including without limitation information tax returns) in respect of any Taxes.

          (b) Payment of Taxes.  All Taxes, in respect of periods beginning
              ----------------
before the Closing Date, have been timely paid, or will be timely paid, or an adequate accrual has been or will be established therefor, as set forth in the Financial Statements, and Seller does not have any material liability for Taxes in excess of the amounts so paid or accrual so established.

          (c) Audits, Investigations or Claims.  The Federal income tax
              --------------------------------
returns of Seller have not been audited by the Internal Revenue Service, and no material deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against Seller. There are no pending or, to the best of Seller's knowledge, threatened audits, investigations or claims for or relating to any material additional liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in the reasonable judgment of Seller, or its counsel, is likely to result in a material additional liability for Taxes. Audits of federal, state, and local returns for Taxes by the relevant taxing authorities which have been completed for any period are set forth on Seller's Disclosure Schedule and, except as set forth Seller's Disclosure Schedule, Seller has not been notified that any taxing authority intends to audit a return for any period. No extension of a statute of limitations relating to Taxes is in effect with respect to Seller except as set forth in Seller's Disclosure Schedule.

          (d) Liens.  There are no liens for Taxes (other than for current
              -----
Taxes not yet due and payable) on the Assets.

          (e) Safe Harbor Lease Property.  None of the Assets is property that
              --------------------------
is required to be treated as being owned by any other Person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

          (f) Security for Tax-Exempt Obligations.  None of the Assets directly
              -----------------------------------
or indirectly secures any debt, the interest on which is tax-exempt under
Section 103(a) of the Code.

          (g) Tax-Exempt Use Property. None of the Assets is "tax-exempt use
              -----------------------
property" within the meaning of Section 168(h) of the Code.

          (h) Foreign Person.  Seller is not a person other than a United States
              --------------
person within the meaning of the Code.

          (i) No Withholding.  The disposition of the Assets contemplated
              --------------
hereby is not subject to the tax withholding provisions of Section 3406 of the Code or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

          4.17       Insurance.  Seller's Disclosure Schedule contains a
                     ---------
complete and accurate list of all policies and binders of insurance (showing as to each policy and binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the types of coverage provided) maintained by Seller. All of such policies are sufficient for compliance with all requirements of law and all of the Contracts. Seller is not in default under any of such policies or binders and has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to Seller upon which an insurer is entitled under existing policies or binders to reduce coverage or increase premiums under existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies or binders provide replacement cost insurance coverage for all Personal Property and all improvements upon the Real Property. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by Seller through the Closing Date.

          4.18       Labor Matters.  Seller has provided Buyer access to all of
                     -------------
its employment records. Seller has delivered to Buyer true and correct copies of any employment agreements (the "Employment Agreements") relating to its employees. Seller (i) is not a party to any labor agreement with respect to its employees with any labor organization, group or association, and (ii) has not been notified at any time during the past three years of any attempt by organized labor or its representatives to make Seller conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Seller. There is no unfair labor practice charge, complaint or grievance against Seller pending before the National Labor Relations Board or any other governmental agency arising out of Sellers activities, and to the best of Seller's knowledge, there are no facts or information that would give rise thereto. There is no labor strike or labor disturbance pending, or the best of Seller's knowledge, threatened against it, nor is any grievance currently being asserted.

          4.19   Employee Benefit Plans.  All Employee Plans that
                 ----------------------
cover or have covered employees of Seller are set forth in Seller's Disclosure Schedule. All Employee Plans maintained by Seller conform in all respects with the provisions of ERISA and have been administered in compliance with the terms of such plans and with all filing, reporting and disclosure requirements of the Code and ERISA. There is no pending or threatened litigation, claim or assessment against any such Employee Plan. Each Employee Plan that is a "Pension Plan" is qualified under Section 4001 of the Code. Seller has not, and no plan fiduciary of any such Employee Plan has, engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under
Section 4975(d) of the Code. None of Seller's current employees have been participants in a Seller-sponsored Multi-employer Plan. Seller has not been subject to any "withdrawal liability" (as defined in Section 4201 of ERISA) at any time assessed against Seller with respect to any Multi-employer Plan.
Seller has maintained all Employee Plans with respect to its employees in a manner that will not give rise to any successor liability to Buyer under ERISA or the Code.

          4.20   Transactions with Certain Persons.  Except as set forth in
                 ---------------------------------
Seller's Disclosure Schedule, no partner or employee of Seller, or any member of any such Person's immediate family, is presently a party to any material transaction with Seller relating to the System, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of material services by or to, (ii) providing for the rental of material real or personal property from or to, or (iii) otherwise requiring material payments to (other than for services as partners or employees of Seller) any such Person or any corporation, partnership, trust or other entity in which any such Person has a substantial interest as a shareholder, officer, director, trustee or partner.

     4.21        Litigation.  Seller is not subject to any judgment, award,
                 ----------
order, writ, injunction, arbitration decision or decree which adversely affects the conduct of the business of the System or the Assets or which could materially adversely affect Seller's ability to perform its obligations hereunder. There is no litigation, proceeding or investigation pending including formal or informal complaint or other FCC investigation, or, to the best of Seller's knowledge, threatened against Seller or relating to the business or operations of the System in any federal, state or local court, or before any administrative agency or arbitrator or before any other tribunal duly authorized to resolve disputes, which could reasonably be expected to have a material adverse effect upon the business, property, Assets or condition (financial or otherwise) of the System or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement or which could materially adversely affect Seller's ability to perform its obligations under this Agreement.

     4.22        Compliance With Laws.  Seller has not received any notice
                 --------------------
asserting any material noncompliance by it in connection with the business or operation of the System with any applicable statute, rule or regulation, whether federal, state or local. Seller is not in default with respect to any judgment, order, injunction or decree of any court, administrative agency or other Governmental Authority or any other tribunal duly authorized to resolve disputes in any respect material to the transactions contemplated hereby. Except as set forth on Seller's Disclosure Schedule, Seller is in compliance with all laws, regulations and governmental orders applicable to the Assets and the conduct of the business and operations of the System, the failure to comply with which could have a material adverse effect on the business, operations or condition (financial or otherwise) of the System.

     4.23        Bankruptcy. No insolvency proceedings of any character,
                 ----------
including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller (other than as a creditor) or any of the Assets, are pending, or to the best of Seller's knowledge, threatened, and Seller has not made any assignment for the benefit of creditors or taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings.

     4.24       Environmental and Safety Compliance.  To Seller's knowledge
                -----------------------------------
neither the operation of the business of the System nor the Assets violate in any material respect any applicable federal, state or local law, rule, regulation or order relating to air, water or noise pollution, employee health and safety, or the production, storage, labeling, transportation or disposition of waste or hazardous or toxic substances (collectively, "Environmental Laws"). Seller has timely obtained all licenses and permits and timely filed all reports required to be filed under any applicable Environmental Laws, such licenses and permits being listed in Seller's Disclosure Schedule. Seller has not, and, to the best of Seller's knowledge, no other Person has, stored any Pollutant on, beneath or about any of the Real Property. Seller is not aware of any condition relating to or resulting from the release or discharge of Pollutants into the soil, surface waters, groundwater, drinking water supplies, navigable waters, land, surface or subsurface strata, or ambient air which has resulted or could result in any material damage, loss, cost, expense, claim, demand, order or liability to or against Seller or Buyer by a governmental authority or other Party relating to or resulting from the operation of the business of the System, the Assets or otherwise relating to the Real Property, irrespective of the cause of such condition. Seller has not received any notice from any governmental authority or private or public entity advising Seller that it is potentially responsible for response costs with respect to a release or threatened release of any Pollutant. Seller has not, and, to the best of Seller's knowledge, no other Person has, buried, dumped or otherwise disposed of any Pollutants on, beneath or about any of the Real Property. Seller has not received any notice of violation of any Environmental Law or zoning or land use ordinance, law or regulation relating to the operation of the business of the System or the Assets including, but not limited to, CERCLA, the Toxic Substance Control Act of 1976, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, or the Occupational Safety and Health Act of 1970, as amended. Seller's Disclosure Schedule also contains a list and brief description of all material filings by Seller with, material notices to Seller from, and related material reports to all governmental authorities administering Environmental Laws, within three years prior to the date hereof, including without limitation, filings made, corrective action taken, or citations received by Seller. Except as set forth in Seller's Disclosure Schedule, no written environmental assessments or impact statements or reports relating to the Real Property have been prepared for, or received by, Seller prior to the date hereof.

     4.25       Broker.  Seller has not employed the services of any broker or
                ------
any similar Person or entity that will require the payment of any finder's fee, commission or similar payment in connection with this Agreement or any matter related hereto. Buyer shall not be liable for any commissions, finder's fees, or similar payments to any Person or entity acting on Seller's behalf in connection with this Agreement or any matter relating hereto.

     4.26       No Other Agreement to Sell.  Seller has no legal obligation,
                --------------------------
absolute or contingent, to any other Person to sell the System (in whole or in part) or the Assets (in whole or in part), or effect any merger, consolidation or other reorganization of Seller, or to enter into any agreement with respect thereto.

     4.27       Books and Records.  Seller has made and kept (and given Buyer
                ------------------
access to) the Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Seller. The Books and Records of Seller, located at the System's administrative offices, which have been examined by Buyer, accurately and adequately reflect all action previously taken by officers and directors of Seller.

     4.28       Accounts Receivable.  To Seller's knowledge the accounts
                -------------------
receivable reflected in the September 30, 1997 balance sheet contained in the Financial Statements, and all accounts receivable arising since the Balance Sheet Date, represent bona fide claims of Seller against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements.

     4.29       Cure.  For all purposes under this Agreement, the existence or
                ----
occurrence of any events   or circumstances that constitute a breach of a
representation or warranty of Seller made in this Agreement (including, without limitation, Seller's Disclosure Schedule) on the date of such representation or warranty is made shall not constitute a breach of such representation or warranty if such event or circumstance is cured on or prior to the Closing Date without any damage to the System, the Assets, or the operations of Seller.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER.
           ----------------------------------------

BUYER REPRESENTS AND WARRANTS TO SELLER AS FOLLOWS:

     5.1       Organization Standing and Authority.  Buyer is a limited
               -----------------------------------
liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer has the requisite corporate power and authority to execute, deliver, and perform this Agreement and the documents contemplated hereby according to their respective terms.

     5.2       Authorization and Binding Obligation.  Buyer has taken all action
               ------------------------------------
necessary to enter into this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer, and constitutes a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except for the effect thereon of any applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights of creditors generally. Each agreement executed by Buyer in connection with the Closing will be duly executed and delivered by Buyer, and will constitute a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except for the effect thereon of any applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights of creditors generally.

     5.3       No Conflict or Violation.  The execution, delivery, and
               ------------------------
performance by Buyer of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby: (a) will not conflict with the Articles of Organization or the Operating Agreement of Buyer, (b) will not conflict with or result in a violation of any applicable statute, law, rule, code, judgment, order, ordinance, writ, injunction, regulation, decree, award or ruling of any court or governmental instrumentality or result in an event which with notice, lapse of time or both, would result in any such conflict or violation, or (c) provided the Consents are obtained, will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, permit, franchise or other authorization issued by federal, state, or local governmental authorities to which Buyer is a party or by which Buyer is bound or subject, or result in an event which with notice, lapse of time or both, would result in any such conflict, grounds, breach, default, or acceleration.

     5.4       Consents.  Except for the Consents and as otherwise agreed to in
               --------
this Agreement, no consent, approval, permit or authorization of, declaration to or filing or registration with any governmental or regulatory authority or any other third party is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including enabling Buyer to own the Assets and operate the System.

     5.5       Buyer Qualifications.  Buyer is legally, technically, financially
               --------------------
and otherwise qualified to hold the FCC Authorizations and to consummate the transactions contemplated hereby. Buyer has no knowledge of any fact that would, under existing law (including the Communications Act), disqualify Buyer as an assignee of the FCC Authorizations.

     5.6       Litigation. Buyer is not subject to any judgment, award, order,
               ----------
writ, injunction, judgment, arbitration decision or decree which could materially adversely affect Buyer's ability to perform its obligations hereunder. There is no litigation, proceeding or investigation pending or, to the best of Buyer's knowledge, threatened against Buyer in any federal, state or local court, or before any administrative agency or arbitrator or before any other tribunal duly authorized to resolve disputes which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement or which could materially adversely affect Buyer's ability to perform its obligations under this Agreement.

     5.7       Compliance With Laws.  Buyer is not in default with respect to
               --------------------
any judgment, order, injunction or decree of any court, administrative agency or other governmental authority or any other tribunal duly authorized to resolve disputes in any respect material to the transactions contemplated hereby.

     5.8       Bankruptcy.  No insolvency proceedings of any character,
               ----------
including without limitation, bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary, affecting Buyer (other than as a creditor) are pending, or to the best of Buyer's knowledge, threatened, and Buyer has not made any assignment for the benefit of creditors or taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings.

     5.9       Broker.  Except for Daniels & Associates, for whose commission
               ------
Buyer shall be responsible, Buyer has not employed the services of any broker or any similar Person or entity that will require the payment of any finder's fees, commission or similar payment in connection with this Agreement or any matter relating hereto. Seller shall not be liable for any commissions, finder's fees, or similar payments to any Person or entity acting on Buyer's behalf in connection with this Agreement or any matter related hereto.

     5.10   Financial Capability.  Buyer will have available on the Closing
            --------------------
Date sufficient funds to consummate the transaction contemplated by this Agreement, including, without limitation, payment of the Consulting Fee.

SECTION 6. COVENANTS OF SELLER.
           -------------------

     6.1    Pre-Closing Covenants.  Seller covenants and agrees with Buyer that
           ----------------------
for the period from the date hereof through the Closing:

     (a) Maintenance of the System.  Seller shall carry on its business in the
         -------------------------
ordinary course consistent with past practice or materially in accordance with its 1997 operating budget, including but not limited to subscriber acquisition and churn numbers. Seller shall maintain the present character and quality of the business and maintain in all material respects the present customers, market share and business relations of the System. Buyer shall not, directly or indirectly, control, supervise or direct the operation of the System. Seller will continue at all times prior to the Closing Date to control, supervise and direct the operation of the System until the FCC has granted its consent to the Assignment Application and Closing has occurred.

     (b) Certain Prohibited Transactions.  Without limiting the generality of
         -------------------------------
subsection (a) above, Seller shall not, without the prior written approval of Buyer (which approval shall not be unreasonably withheld):

          (i) mortgage, pledge or otherwise encumber any of its Assets or sell, transfer or otherwise dispose of any of its Assets except (y) for the sale or rental of inventory in the ordinary course of business consistent with past practice, and (z) for the sale of cellular telephone equipment in the ordinary course of business and consistent with past practice when replaced by equipment of substantially equivalent value and function;

          (ii) cancel, release or assign any Subscriber Agreements except in the ordinary course of business and consistent with past practice;

          (iii) except as set forth in Seller's Disclosure Schedule, enter into any contract or commitment relating to the System or the Assets except for entry into Subscriber Agreements in the ordinary course of business and consistent with past practice, or amend, terminate, or waive any substantial right under any Contract (including, without limitation, any lease for real property, tower space or equipment building space) or Subscriber Agreement;

          (iv)  change its billing vendor;

          (v) make any material change in any method of accounting or accounting practice;

          (vi) suffer any significant write-down of the value of any of the Assets; make any capital expenditures, or hire or fire any employees, outside the ordinary course of business and inconsistent with past practice and its 1997 operating budget;

          (vii) enter into any agreement to make any commitment or offer to provide cellular telephone service to subscribers other than in the ordinary course of business at rates and other terms consistent with past practice;

          (viii) waive any material rights relating to the System or the Assets;

          (ix) subject the System or the Assets to any rights of first refusal by any third Parties;

          (x) transfer or grant any right under, or enter into any settlement regarding the breach or infringement of, any Intangibles or modify any existing right with respect thereto; or

          (xi) do any other act (y) that would cause any representation or warranty of Seller to be or become untrue in any material respect or (z) that is not in the ordinary course of business consistent with past practice or its 1997 operating budget.

          (c) Governmental Authorizations.  Seller shall not cause or permit,
              ---------------------------
by any act or failure to act, any of the Governmental Authorizations to expire or to be surrendered or modified, or take any action that would cause any governmental authority to institute proceedings for the suspension, revocation, or material and adverse modification of any of the Governmental Authorizations or fail to prosecute with due diligence any pending applications for any governmental authority in connection with the operation of the System, or take any other action within its control that would result in the System being in noncompliance with the requirements of any law, rule or regulation.

          (d) Access to Information.  Subject to Section 16.11 hereof, Seller
              ---------------------
shall give to Buyer and its counsel, accountants, engineers, and other representatives reasonable access to the System, and to all books and records relating thereto, and to the officers, employees, and agents of Seller, and to all Books and Records, and will furnish or cause to be furnished to Buyer and its representatives all information relating to the Assets, the System, and Seller that they reasonably request.

          (f) Monthly Financials.  Seller shall provide Buyer with a balance
              ------------------
sheet and related statements of income within thirty (30) calendar days after the end of each month, which financial statements shall fairly present the Assets, Liabilities and financial condition and results of the System's operations in accordance with generally accepted accounting principles consistently applied, subject to normal year-end adjustments.

          Maintenance of Assets.  Seller shall take all actions necessary to
          ---------------------
maintain all the Assets in good and working order and in the condition represented in this Agreement, except for obsolescence, ordinary wear and tear excepted, and will maintain supplies of inventory and spare parts consistent with past practice. If any loss, damage, impairment, confiscation, or condemnation to any of the Assets occurs, Seller shall take all actions necessary to repair, replace, or restore the Assets to their prior condition as represented herein as soon thereafter as possible, and the proceeds of any claim under any insurance policy shall be used solely to repair, replace, or restore any of the Assets that are lost, damaged, impaired, or destroyed.

          (g) Compliance With Laws.  Seller shall comply in all material
              --------------------
respects with all laws, rules and regulations in connection with the Assets and the System and the matters related to this Agreement. Upon receipt of notice of violation of any laws, rule or regulation, Seller shall contest in good faith or cure the violation prior to the Closing Date.

          (h) Insurance.  Seller shall take all action necessary to keep in full
              ---------
force and effect any existing insurance policies, or comparable coverage, for the Assets and the System as set forth in Seller's Disclosure Schedule.

          (i) No Inconsistent Action.  Seller shall not take any action that is
              ----------------------
inconsistent with Seller's obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement.

          (j) Taxes.  Seller shall take all actions necessary to file in a
              -----
timely manner all federal, state, and local tax and information returns hereafter required to be filed by Seller relating to or in connection with the Assets and the operation of the System, and will pay all Taxes (and any other charges, duties, penalties, interest, or fines) which become due pursuant to those returns or pursuant to any assessment which becomes due and payable unless otherwise disputed in good faith by Seller with notice thereof being provided to Buyer.

          (k) No Shop.  As long as this Agreement is in effect, neither Seller
              -------
(nor any of its officers, directors, representatives, employees, agents or affiliates) will, directly or indirectly, solicit, initiate, encourage or participate in negotiations with respect to, or furnish or cause or permit to be furnished any information to any Person (other than such parties' respective affiliates or their representatives) in connection with any inquiry or offer for any purchase or sale of the System, the Assets or any part thereof.

     6.2       Closing Covenant.  On the Closing Date, if the conditions set
               ----------------
forth in Section 9.2 have been satisfied, and if this Agreement has not been terminated pursuant to Section 12, Seller shall transfer, convey, assign, and deliver to Buyer the Assets as provided in Section 2 and make the deliveries provided in Section 10.2.

SECTION 7. CLOSING COVENANTS OF BUYER.
           --------------------------

     7.1       Pre-Closing Covenants.  Buyer covenants and agrees with Seller
               ---------------------
that between the date hereof and the Closing Date, Buyer shall act so that each representation and warranty in Section 5 shall continue to be true on and as of the Closing Date in all material respects as if made on and as of the Closing Date. Buyer shall not take any action that is inconsistent with Buyer's obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated hereby.

     7.2       Closing Covenant.  On the Closing Date, if the conditions set
               -----------------
forth in Section 9. 1 have been satisfied, and if this Agreement has not been terminated pursuant to Section 12, Buyer shall purchase the Assets from Seller as provided in Section 2 and shall make the deliveries provided in Section 10.3.

SECTION 8. SPECIAL COVENANTS AND AGREEMENTS.
           --------------------------------

     8.1   FCC Consent.  The sale of the Assets as contemplated by this
           -----------
Agreement is subject to the prior consent and approval of the FCC. Buyer and Seller have filed with the FCC applications for the FCC Consent (the "Assignment Application"). Buyer and Seller agree to use their best efforts to: (i) prosecute the Assignment Application with all reasonable diligence; (ii) amend the Assignment Application as may be required or desirable to effectuate the transactions contemplated hereunder; (iii) oppose any petition to deny or other opposition filed against the Assignment Application; and (iv) otherwise use their best efforts to obtain a grant of the Assignment Application as expeditiously as practicable. Neither Buyer nor Seller shall seek, nor cause any of their agents to seek, and each shall use its best efforts to oppose, any request for reconsideration, application for review or any other attempt to seek any form of review of the FCC Consent. The failure by either party to timely file or diligently prosecute its portion of the Assignment Application as required by this Section shall be a material breach of this Agreement. All fees charged by the FCC in connection with filing the Assignment Application shall be split equally between the parties.

     8.2  Other Consents.
          --------------

          (a) Within ten (10) days of the date of this Agreement, Seller and Buyer shall join in any applications, filings or registrations required by any state or local governmental regulatory authority (including, without limitation, the Georgia Public Service Commission) to request issuance of orders approving the transactions contemplated by this Agreement (if such orders are requisite to the completion of these transactions) and diligently and expeditiously take all steps reasonably necessary to prosecute any such applications. The failure by either party to timely file or diligently prosecute its portion of any such applications as required by this Section shall be a material breach of this Agreement. All filing and grant fees charged by such state regulatory authority in connection with such applications shall be split equally between the parties.

          (b) Seller shall commence, as soon as practicable, all action reasonably necessary to obtain all other Consents, without any material adverse change in the terms or conditions of any Contract or Governmental Authorization that could be materially less advantageous to the System than those pertaining under the Contract or Governmental Authorization as in effect on the date hereof. Seller shall promptly advise Buyer of any difficulties experienced in obtaining any of the Consents and of any conditions proposed, considered, or requested for any of the Consents.

          8.3  Cooperation.  The Parties shall cooperate fully with each other
               -----------
in connection with any actions required to be taken as part of their obligations under this Agreement, and will use their best efforts to consummate the transactions contemplated hereby and to fulfill their obligations hereunder.

          8.4  HSR Filings.  Within ten (10) days of the date of this Agreement,
               -----------
Buyer shall make any and all filings that the parties determine are required under the HSR Act. All filing and grant fees in connection with such HSR Act filings shall be paid by Buyer.

          8.5  Notification of Certain Matters.  Seller and Buyer shall each
               -------------------------------
give prompt notice to the other party of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and such party shall use all reasonable efforts to remedy the same.

          8.6  Employees.  Seller shall continue to provide its employment
               ---------
records to Buyer until the Closing. Seller shall terminate the employment of all of its employees immediately prior to Closing and will pay them for accrued, unused vacation days and Seller represents and agrees that such termination shall be without any liability to Buyer. It is Buyer's current intention to offer employment to all of Seller's employees. Buyer shall provide to Seller a written list, not less than twenty (20) days prior to the Closing Date, of those employees of Seller which will be offered a job by Buyer. If Buyer offers employment to any of Sellers employees, Buyer's offers of employment shall be on terms and conditions that Buyer shall determine in its sole discretion. Seller and Buyer acknowledge that any hired employees will be subject to the waiting period for pre-existing conditions under Buyers group health insurance. Seller waives any claims against Buyer or any of the employees hired by Buyer arising from such employment, including without limitation any claims arising from any employment agreement or non-compete agreement. Nothing contained in this Agreement shall confer upon any employee hired by Buyer any right with respect to continued employment by Buyer, nor shall anything contained herein interfere with the right of Buyer to terminate the employment of any employee hired by Buyer at any time, with or without cause, or restrict Buyer in the exercise of its independent business judgment in establishing or modifying any of the terms and conditions of the employment of the employees hired by Buyer. No provision of this Agreement shall create any third party beneficiary rights in any employee hired by Buyer, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to such employee by Buyer or under any benefit plan that Buyer may maintain.

          8.7  Schedule Revision.  Prior to Closing, Seller shall compile a
               -----------------
revised series of Seller's Disclosure Schedules, which revised Seller's Disclosure Schedules shall reflect accurate and complete information as of the Closing Date.

          8.8  Non-Compete.  Except for passive investment at less than a 10%
               -----------
shareholder in any publicly traded company, Seller, its officers, affiliates and subsidiaries shall not for a period of thirty six (36) months from the Closing Date directly or indirectly, own, manage, operate, join, control, participate in, advise, or be connected in any manner with any person, firm, corporation or other entity which is, or becomes engaged in the operation or management of wireless telephony facilities in the Market. This covenant on the part of the Seller, its officers, affiliates and subsidiaries shall be construed as an agreement independent of any other provisions of this Agreement. The parties hereto agree that this restrictive covenant may be enforced in law or in equity, including, but not limited to, injunctive relief against Seller. The parties hereto agree that in the event of the breach of this restrictive covenant, the Buyer and related entities may not have an adequate remedy at law other than an injunction, or that damages will be difficult to ascertain as the result of such breach an that, if an injunction is sought by the Buyer or related entities, Seller waives any requirement that the Buyer post any bond and the unsuccessful party agrees to pay the attorneys' fees and court costs in the event the successful party receives its requested relief.

SECTION 9. CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER.
           ---------------------------------------------

          9.1  Conditions to Obligations of Buyer.  All obligations of Buyer to
               ----------------------------------
purchase the Assets and to complete the related transactions contemplated by this Agreement are subject to the satisfaction or waiver (in the discretion of Buyer in respect to the waiver of such conditions) by Buyer, on or prior to the Closing Date, of each of the following conditions:

          (a) Representation, Warranties and Covenants.  All representations and
              ----------------------------------------
warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, and Seller shall have performed in all material respects all agreements, covenants and conditions required hereby to be performed by it, prior to or at the Closing Date. There shall be delivered to Buyer at Closing a certificate signed by the president of Seller to the foregoing effect ("Seller's Closing Certificate").

          (b) Consents.  The FCC Consents shall have become Final Orders and
              --------
shall not contain conditions that are material and adverse to the System or the Buyer. Consents for the assignment of all Real Property Leases listed in
Schedule 4.9 of Seller's Disclosure Schedule shall have been obtained without any material adverse change in the terms or conditions of any such Real Property Lease that could be less advantageous to the System than those pertaining under the Real Property Lease as in effect on the date hereof; provided, however, in the event Seller is unable to obtain any

Consent for the assignment of any of the Real Property Leases, Seller shall so notify Buyer prior to Closing. In such event, if Seller has been unable to obtain two (2) or fewer of such Consents and all other conditions set forth in this Section 9.1 have been satisfied, Buyer and Seller shall complete the sale and purchase of the Assets and the related transactions contemplated by this Agreement. Thereafter, Seller shall have sixty (60) days after Closing to obtain such Consents. If Seller is unable to obtain such Consents within such sixty
(60) day period, Seller shall have an additional sixty (60) day period to renegotiate the rental payments of the Real Property Lease(s) in question in order to obtain such Consents; provided however, Seller shall use its best efforts to limit any increase in rental payments to a minimum and in no event shall Seller agree to increase rental payments due under any lease by more than twenty-five percent (25%) on an annual basis for the term of the lease(s) including renewal options. Seller shall be obligated to reimburse Buyer for any increase in rentals of such lease(s) for the longer of three (3) years from the date of such increase (which date shall not be prior to Closing) or the remainder of the then current term. Such reimbursement shall be made in lump sum within ten (10) days after an appropriate amendment to the applicable lease is signed. If Seller is unable to obtain such Consents within one hundred twenty
(120) days after Closing, Seller and Buyer shall negotiate in good faith to identify alternative locations for such cell sites that are reasonably equivalent in location and engineering coverage. Seller shall work with Buyer to move such cell site(s) within the next sixty (60) days at the sole cost and expense of Seller. In the event such Seller is unable to deliver such facilities at Closing, and the lack of such facilities materially impairs the operation or engineering coverage of the System, [in the reasonable judgment of Buyer,] then Seller shall reimburse Buyer for the damage caused thereby by submitting Buyer's claim for damages to arbitration pursuant to Section 15, for a determination of the compensation to be paid by Seller to Buyer. Notwithstanding the provisions of Section 15, all fees for such arbitration shall be split equally between the parties, and each party shall bear its own expenses and attorneys fees. Any such Real Property Lease or other Contract for which a Consent to the assignment from Seller to Buyer is not obtained shall remain the responsibility of Seller unless Buyer specifically agrees in writing to take assignment of such Real Property Lease or other Contract without the Consent to the assignment.

          (c) Governmental Authorizations.  Seller, through its subsidiaries
              ---------------------------
PCW and PWH , shall be the holders of all FCC Authorizations and any other FCC licenses and permits granted on or before the Closing Date and necessary to operate the System, and there shall not have been any modification of any of the FCC Authorizations that could have a materially adverse effect on Seller, PCW, PWH or the operation of the System. No proceeding shall be pending the effect of which could be to revoke, cancel, fail to renew, suspend, or modify adversely in any material respect any of the Governmental Authorizations.

          (d) Deliveries.  Seller shall have made all the deliveries to Buyer
              ----------
set forth in Section 10.2.

          (e) Opinions of Counsel.  Seller shall have delivered to Buyer one
              -------------------
or more opinions of Seller's Counsel, dated as of the Closing Date, addressed to Buyer and providing as follows:

          (i) Seller's existence and qualification are as stated in Section 4.1 hereof;

          (ii) Seller has full corporate power and authority to consummate the transactions contemplated by this Agreement;

          (iii) This Agreement and the documents contemplated hereby and all other agreements and undertakings contained in this Agreement have been duly authorized, executed and delivered, and all such instruments are valid and enforceable against Seller in accordance with their respective terms except for the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors rights generally and the enforceability of equitable remedies including injunctive relief and specific performance;

          (iv) Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby (i) will violate, conflict with, or constitute a default under Seller's Articles of Incorporation or Bylaws, or, to the best knowledge of such counsel, any United States federal law or regulation applicable to Seller or any agreement identified to such counsel to which Seller is a party; or (ii) requires the authorization, consent, order, permit or approval of, or filing with, any United States federal governmental body under any statute or rule known to such counsel for consummation by Seller of the transactions contemplated hereby other than the filings under the HSR Act and the Assignment Application; and

          (v) All FCC Consent and orders required for assignment of the FCC Authorizations to Buyer have been duly issued, are in full force and effect and are Final Orders. No further consent, approval, authorization or order of the FCC not obtained and in effect on the date of the opinion is required to assign the Governmental Authorizations from Seller to Buyer.

     (f) Adverse Changes.  Between the Balance Sheet Date and the Closing Date
         ---------------
there shall have been no material adverse change in the Assets, condition (financial or otherwise) of the business of Seller or the System.

     (g) No Governmental Proceeding or Litigation.  No suit, action,
         ----------------------------------------
investigation, inquiry or other proceeding by any governmental authority or other Person shall have been instituted or threatened that questions the validity or legality of the transactions contemplated hereby or which would reasonably be expected to affect materially and adversely the value of the Assets.

      (h) HSR Act.  The applicable waiting periods, including any extension
          -------
thereof, under the HSR Act shall have expired or shall have been terminated and neither the U.S. Department of Justice nor the FTC shall have taken any action to prevent the transactions contemplated by this Agreement.

      (i) Non-foreign Affidavit.  At Closing, Seller shall furnish to Buyer an
          ---------------------
affidavit stating, under penalty of perjury, that the indicated number is its United States taxpayer identification number and that it is not a foreign person, pursuant to Section 1445(b)(2) of the Code.

     9.2       Conditions to Obligations of Seller.  The obligations of Seller
               -----------------------------------
to sell, transfer and convey the Assets and complete the related transactions contemplated by this Agreement are subject to the satisfaction or waiver (in the discretion of Seller with respect to the waiver of such conditions) by Seller, on or prior to the Closing Date, of each of the following conditions:

          (a) Representations, Warranties and Covenants.  All representations
              -----------------------------------------
and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as if such representations and warranties were made at and as of the Closing Date, and Buyer shall have performed in all material respects all agreements, covenants and conditions required hereby to be performed by it, prior to or on the Closing Date. There shall be delivered to Seller at Closing a certificate of the President of Buyer to the foregoing effect ("Buyer's Closing Certificate").

         (b) Deliveries.  Buyer shall have made all the deliveries set forth in
             ----------
Section 10.3.

         (c) HSR Act.  The applicable waiting period, including any extension
             -------
thereof, under the HSR Act shall have expired or shall have been terminated and neither the U.S. Department of Justice nor the FTC shall have taken any action to prevent the transactions contemplated by this Agreement.

         (d) Services Agreements.  Buyer and Seller shall execute the Consulting
             -------------------
Agreement and the Services Agreements which are attached hereto as Annex I and II through which Buyer shall have the right, for five (5) years from the Closing
Date, to   receive from Seller certain centralized functions currently being provided by Seller to the System (including but not limited to switching, billing, limited backhaul functions and, customer care) on the terms set forth in the Services Agreements. In addition to the arrangements provided for in the Consulting Agreement and the Services Agreements, Seller agrees that Buyer shall have the right, for five (5) years from the Closing Date, to purchase Northern Telecom cellular equipment from Seller at Seller's cost, plus an administrative fee of two percent (2%) on orders totaling less than Five Hundred Thousand Dollars ($500,000) and one percent (1%) on orders totaling Five Hundred Thousand Dollars ($500,000) or more.

SECTION 10.   CLOSING; CLOSING DELIVERIES.
              ---------------------------

     10.1 Closing; Termination.
          --------------------

          (a) Closing Date.  The Closing shall take place within five (5)  days
              ------------
after the grant of the FCC Consent becomes a Final Order, on such date as agreed upon in writing by the parties.

          (b) Closing Place.  The Closing shall be held at the offices of Patton
              -------------
Boggs, L.L.P. in Washington, D.C. or any other place that is agreed upon in writing by Buyer and Seller.

     10.2 Deliveries by Seller.  Prior to or on the Closing Date, Seller
          --------------------
shall deliver, or cause to be delivered by its affiliates or subsidiaries, to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

        (a) All deeds and bills of sale, assignments and other instruments of conveyance and transfer, effecting the sale, transfer, assignment and conveyance of the Assets to Buyer (other than the Excluded Assets or any other Assets specifically excluded herein), including, without limitation, the following:

        (i) one or more assignments of lease with respect to the Real Property Leases;

        (ii) one or more bills of conveyance with respect to the Personal Property;

        (iii) one or more assignments with respect to the Contracts and Subscriber Agreements;

        (iv) one or more assignments with respect to the Governmental Authorizations;

        (v)   one or more assignments with respect to the Intangibles; and

        (vi) such other instruments as shall be reasonably requested by Buyer to vest in Buyer title to the Assets free and clear from all Encumbrances in accordance with the provisions hereof.

        (b) the Books and Records;

        (c) all Consents required pursuant to Section 9.1 (b);

        (d) evidence of the satisfaction of any Seller indebtedness, including UCC-3 termination statements;

     (e) Copies of resolutions adopted by the board of directors of Seller, duly authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, certified by its Secretary as being true and correct on the Closing Date;

     (f) Seller's Closing Certificate;

     (g) the opinion described in Section 9.1 (e);

     (h) certified copies of Seller's Articles of Incorporation and a Certificate of Existence;

     (i) a copy of Seller's Bylaws which have been certified by secretary of Seller;

     (j) all such other documents and instruments as Buyer or its counsel shall reasonably request and which shall be reasonably required to consummate the transactions contemplated hereby,

     (k) the Non-foreign Affidavit described in Section 9.1(i);

     (l) the Pro-forma Closing Balance Sheet and a calculation of the Closing Net Current Asset Payment pursuant to Section 2.4a revised Seller's Disclosure Schedule pursuant to Section 8.7; and

     (m) the Services  Agreements referred to in Section 9.2(d).

     10.3       Deliveries by Buyer.  Prior to or on the Closing Date, Buyer
                -------------------
shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

          (a) The Purchase Price, as adjusted pursuant to Section 2.4, payable on the Closing Date in cash by wire transfer of immediately available funds to an account, designated by Seller in writing and delivered to Buyer no later than two (2) Business Days prior to the Closing Date.

          (b) The Consulting Fee, payable by wire transfer of immediately available funds on the Closing Date to an account designated by Seller through a written notice delivered to Buyer not less than two (2) days prior to the Closing Date.

          (c) Copies of resolutions adopted by the board of directors of Buyer, duly authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, certified by its Secretary as being true and correct on the Closing Date;

        (d) Buyer's Closing Certificate;

        (e) an assumption by Buyer of all the Liabilities set forth in Section 3.1;

        (f) a Certificate of Good Standing for Buyer from the appropriate state authority; and

        (g) all such other documents and instruments as Seller or its counsel shall reasonably request and which shall be reasonably required to consummate the transactions contemplated hereby.

          10.4 Form of Instruments. All of the foregoing instruments shall be in
               -------------------
form and substance, and executed and delivered in a manner, reasonably satisfactory to the Buyer's and Seller's counsel.

SECTION 11.    ACTIONS BY SELLER AND BUYER AFTER THE CLOSING.
               ---------------------------------------------

      11.1 Tax Matters: Payments of Debts and Liabilities.
           ----------------------------------------------

         (a) Books and Records.  Each party agrees that it will cooperate with
             -----------------
and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including without limitation attorneys fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. All information received pursuant to this Section 11.1(a) shall be subject to the terms of Section 16.11.

          (b) Cooperation and Records Retention.  Seller and Buyer shall (i)
              ---------------------------------
each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any tax return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Buyer and Seller shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

          (c) Following the Closing Date. Seller shall promptly pay when due
              --------------------------
all of its debts and Liabilities, including any liability for income taxes, and bulk sales taxes, transfer taxes and excluding any debts and Liabilities expressly assumed by Buyer hereunder; provided, however, this covenant shall not apply to any debt or Liability or portion thereof, that Seller is contesting in good faith by appropriate proceedings; and provided further, that Seller shall pay promptly all or that portion of such contested debt or Liability that is found to be owing at the completion of such proceedings.

     11.2   Closing Financial Statements.  Seller shall deliver the
            ----------------------------
Closing Financial Statements within forty-five (45) days after the Closing Date. The Closing Financial Statements shall be accompanied by a certificate of the President of Seller to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and presenting fairly the assets, liabilities and financial position of the Seller as of the Closing Date and the results of operations and changes in shareholders' equity for the period then ended. Buyer and Seller will cooperate in the preparation or audit, if deemed necessary by Buyer, at Buyer's expense, of any Financial Statements.

          11.3 Services Agreements.   After Closing, the parties shall continue
               -------------------
to cooperate to implement the terms of the Services Agreements.

SECTION 12.    TERMINATION.
               -----------

          (a) This Agreement shall automatically terminate if a Final Order granting the FCC Consent is not obtained within twelve (12) months of the date of this Agreement.

          (b) Either party may terminate this Agreement on the Closing Date if the terminating party is not then in material breach thereof, by sending a termination notice to the other party declaring that this Agreement shall terminate and be deemed null and void, upon the occurrence of either of the following:

          (i) If any of the conditions precedent set forth in Section 9 hereof to the obligations of the terminating party have not been satisfied by the non-terminating party or waived by the terminating party; or

          (ii) If there shall be in effect any judgment, decree, or order that would prevent or make unlawful the Closing of this Agreement.

         SECTION 13.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND
                      ----------------------------------------------
                      INDEMNIFICATION.
                      ---------------

          13.1       Representations and Warranties.  All representations and
                     ------------------------------
warranties of the parties hereto contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closing for a period of twelve months from the Closing Date. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained herein. No notice or information delivered by a party shall affect the other party's right to rely on any representation or warranty made by the first party or relieve the first party of any obligations hereunder as the result of a breach of any of its representations and warranties.

          13.2       Indemnification by Seller.  Subject to Section 13.4 hereof,
                     -------------------------
notwithstanding the Closing, Seller hereby agrees to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

          (a) Breach.  Any and all losses, Liabilities, or damages
              ------
(collectively, "Damages") resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Seller contained herein or in any certificate, document, or instrument delivered by Seller to Buyer hereunder; and

          (b) Ownership.  Any and all Damages resulting from the ownership of
              ---------
the Assets prior to the Effective Time; and

          (c) Legal Matters.  Any and all actions, suits, proceedings, claims,
              -------------
demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses (collectively, "Claims"), incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; provided, however, that Seller shall not be required to indemnify and hold harmless Buyer under this
Section 13.2 with respect to any Damages or Claims arising out of any breach of the representations and warranties contained in Section 4, unless and until Damages and/or Claims for which such indemnification is sought under this
Section 13.2 shall exceed in the aggregate Twenty-Five Thousand Dollars ($25,000), in which event Seller shall indemnify and hold Buyer harmless for the full amount of such Damages and/or Claims.

          13.3  Indemnification by Buyer.  Subject to Section 13.4 hereof,
                ------------------------
notwithstanding the Closing, Buyer hereby agrees to indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

          (a) Breach.  Any and all Damages resulting from any untrue
              ------
representation, breach of warranty, or nonfulfillment of any covenant by Buyer contained herein or in any certificate, document, or instrument delivered by Buyer to Seller hereunder;

          (b) Ownership.  Any and all Damages resulting from the ownership of
              ---------
the Assets after the Effective Time; and

          (c) Legal Matters. Any and all Claims, incident to any of the
              -------------
foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

          13.4       Limitation of Damages.  The foregoing obligations described
                     ---------------------
in Section 13.2 and 13.3 shall be subject to and limited by the following principles and limitations.

          (a) All representations and warranties contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement from the Closing Date through the date that is twelve (12) months following the Closing Date ("Claim Period") and shall thereafter terminate. Claims first asserted within the Claim Period referred to above shall not be barred and shall survive indefinitely until such claims are resolved. Any claims asserted after the Claim Period shall be barred.

          13.5       Procedure for Indemnification. The procedure for
                     -----------------------------
indemnification shall be as follows:

          (a) Notice.  The Claimant shall promptly give notice to the
              ------
Indemnitor of any Damage or Claim, whether solely between the parties or brought by another party, specifying the factual basis for the claim and the amount of thereof.

          (b) Investigation.  With respect to claims between the parties,
              -------------
following receipt of notice from the Claimant of a claim, the Indemnitor shall have thirty (30) days to make any investigation of the claim that the Indemnitor deems necessary or desirable. For the purposes of this investigation, the Claimant agrees to make available to the Indemnitor and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnitor cannot agree as to the validity and amount of the claim within the thirty-day (30) period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

          (c) Control of Claim.  With respect to any claim by a third party as
              ----------------
to which the Claimant is entitled to indemnification hereunder, the Indemnitor shall have the right at its own expense to participate in or assume control of the defense of the claim, and the Claimant shall cooperate fully with the Indemnitor, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnitor. If the Indemnitor elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of the claim at its own expense. If the Indemnitor does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to the claim.

          (d) No Indemnitor shall be liable for any settlement effected without its written consent.

SECTION 14.    REMEDIES.
               --------

          14.1  By Seller.  In the event of the existence of Seller's rights to
                ---------
terminate pursuant to Section 12(b)(i) hereof, Seller may at its sole election
(i) waive such right and close (without waiving its rights to recover damages pursuant to Article 8); or (ii) terminate the Agreement and seek all remedies to which it is entitled by law.

          14.2  By Buyer.  If Buyer has the right to terminate this Agreement
                --------
pursuant to Section 12(b)(i) hereof Buyer may at its sole election either (i) waive such right and close (without waiving its rights to recover damages pursuant to Article 8); or (ii) terminate the Agreement and seek all remedies entitled by law.

          14.3  Generally.  A termination of this Agreement will not release
                ---------
either party from breach of this Agreement which occurs prior to such termination, except to the extent that such party's liability is limited or released as expressly set forth in this Agreement.

          14.4  Specific Performance.  The Parties recognize that if Seller
                --------------------
fails or refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of Seller's obligations under the terms of this Agreement. If any action is brought by Buyer against Seller to enforce this Agreement, Seller shall waive the defense that there is an adequate remedy at law.

SECTION 15. ARBITRATION.
            -----------

        Within ten (10) days following the date that a dispute arises hereunder, Buyer and Seller shall select a mutually acceptable arbitrator located in the Atlanta, GA metropolitan area to resolve such dispute. If the parties are unable to agree upon the arbitrator within the ten (10) day period, then three arbitrators shall be selected pursuant to the rules of the American Arbitration Association. Such arbitration shall be conducted in Atlanta, GA pursuant to the rules of the American Arbitration Association, and shall be concluded as soon as reasonable practicable. The arbitrators shall render a written decision, which shall include findings of fact and conclusions of law. The decision of the arbitrators shall be final, conclusive and binding on the parties and judgment thereon may be entered in any Court having jurisdiction. The party not prevailing shall be responsible for all fees and expenses, including attorneys fees, in connection with such arbitration.

SECTION 16. MISCELLANEOUS.
            -------------

     16.1  Allocation of Purchase Price.  Buyer and Seller agree that the
           ----------------------------
Purchase Price shall be allocated, as follows: an (i) Seven Million Two Hundred Thousand ($7,200,000) for the total tangible assets; (ii) Sixteen Million Eight Hundred Thousand ($16,800,000) for the FCC Authorizations to operate the System; and (iii) One Million for the Consulting Fee. In addition, Buyer and Seller agree that they: (i) shall jointly complete and separately file in a timely fashion Form 8594 with each of their federal income tax returns for the year required; and (ii) shall not take any position on any income, transfer or gains tax return before any governmental agency charged with the collection of any such tax or in any judicial proceeding that is in any manner inconsistent with the terms of the agreed upon allocation without the written consent of the other.

     16.2  Fees and Expenses.  Seller shall pay any transfer taxes
           -----------------
(including any bulk sales taxes), sales taxes, document stamps, or other charges levied by any governmental entity on account of the transfer and conveyance of the Assets from Seller to Buyer. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives.

     16.3  Notices.  All notices, demands, and requests required or
           -------
permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received (a) on the date of personal delivery (which shall include delivery by facsimile if received between the hours of 9:00 AM and 5:00 PM, local time, on any Business Day), or (b) on the date of receipt (as shown on the return receipt) if mailed by registered or certified mail, postage prepaid and return receipt requested. in each case addressed as follows:

If to Seller, PCW or PWH:


              Price Communications Wireless, Inc.
              45 Rockefeller Plaza
              New York, NY  10020
Attention:    Robert Price
Facsimile:    (212) 397-3755


With copies (which shall not constitute notice) to:

              Patrick Meehan
              Price Communications Wireless, Inc.
              12800 University Drive, Suite 500
              Ft. Myers, FL  33907
              Facsimile:  941-433-8213

If to Buyer:  MJ Cellular Company, LLC
              Bayport One, Suite 400
              West Atlantic City, NJ  08232
              Attention:  Mr. Michael B. Azeez,
                           President
              Facsimile:  (609) 645-9696


With copies (which shall not constitute notice) to:


              J. Jeffrey Craven
              Patton Boggs, L.L.P.
              2550 M Street, NW
              Washington, DC  20037
              Facsimile:  202-457-6315

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 16.3.


          16.4  Further Assurances.  The parties shall take any actions and
                ------------------
execute any other documents that reasonably may be necessary or desirable to the implementation and consummation of this Agreement.

          16.5  Governing Law.  This Agreement shall be governed, construed, and
                -------------
enforced in accordance with the laws of the State of Georgia (without regard to the choice of law provisions thereof).

          16.6 Headings.  The headings herein are included for ease of reference
              ---------
only and shall not control or affect the meaning or construction of the provisions of this Agreement.

          16.7  Gender and Number.  Words used herein, regardless of the gender
                -----------------
and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and another number, singular or plural, as the context requires.

          16.8  Entire Agreement.  This Agreement, all annexes, schedules and
                ----------------
exhibits hereto, and all certificates and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between the parties with respect to the subject matter hereof. This Agreement supersedes that certain Letter of Intent, between the parties or assignors, dated August 15, 1997 and all prior negotiations and agreements between the parties. This Agreement cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

          16.9  Severability.  In the event that any one or more of the
                ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all the rights and privileges established hereunder shall be enforceable to the fullest extent permitted by law.

16.10 Benefit and Assignment.  This Agreement shall be binding upon and shall
      ----------------------
inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party without the written consent of the other party, which consent shall not be unreasonably withheld or delayed.

          16.11  Confidential Information.  Neither party shall disclose the
                 ------------------------
transaction contemplated herein until after the date of execution of this Agreement after which either party may make a public announcement. Copies of any public announcements shall be provided to the other party via facsimile the
day of such announcement.   In connection with the negotiation of this Agreement
and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it has had and will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to advisors, consultants and affiliates in connection with the transactions contemplated hereby. In the event of the termination of this Agreement for any reason whatsoever, each party shall return (or destroy with delivery of a certificate confirming such destruction) to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public. The parties acknowledge, but do not represent or warrant, that portions of the Assets including but not limited to subscriber lists and Subscriber Agreements, constitute trade secrets and confidential business information. Each party agrees not to disclose any such information to any party other than the other party unless and until such time as this Agreement is terminated; provided, however, after the Closing Date, Buyer shall have the right to disclose such information as it deems appropriate in its sole discretion. This Section 16.11 shall survive Closing for two (2) years.

          16.12   Counterparts.  This Agreement may be signed in counterparts
                  ------------
with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         BUYER:

ATTEST:                  MJ CELLULAR COMPANY, L.L.C.


_______________________  By: _____________________________________
                                Michael B. Azeez
                                President, and on behalf of Universal Telecell, Inc., guarantor of MJ Cellular Company's obligations hereunder.



                         SELLER:


ATTEST:                  PRICE COMMUNICATIONS CORPORATION

_______________________  By: _____________________________________
                                Robert Price
                                President



ATTEST:                  PRICE COMMUNICATIONS WIRELESS, INC.



________________         By:______________________________
                                Robert Price
                                Chairman


                         PRICE COMMUNICATIONS WIRELESS II, INC.



                         By:__________________________
                                Robert Price
                                Chairman


ATTEST:                  PALMER WIRELESS HOLDINGS, INC.



_______________          By:__________________________
                                Robert Price
                                Chairman

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